 ASSIGNMENT AND ASSUMPTION, LANDLORD CONSENT

     AGREEMENT (this “Agreement”), dated as of September 27, 2011, among Adler Holdings III, LLC, having its principal office c/o The Adler Group, Inc., at 654 Madison Avenue, New York NY 10065 (hereinafter referred to as “Landlord”), IM Ready-Made, LLC, a Delaware corporation, having an address at 475 Tenth Avenue, New York NY 10065 (hereinafter referred to as “Assignor”), and XCel Brands, Inc., a Delaware corporation, having an address at 475 Tenth Avenue, New York NY 10065 (hereinafter referred to as “Assignee”).

W I T N E S S E T H:

   WHEREAS, Landlord and Assignor, as tenant, are parties to that certain Agreement of Lease as described in Exhibit “A” annexed hereto, as the same may have been amended (the “Lease”), covering certain premises as described in the Lease and located at 475 Tenth Avenue, New York, New York (the “Building”); and

WHEREAS, Assignor desires to assign to Assignee, effective as of September 27, 2011, all of Assignor’s right, title and interest, as tenant, in and to the Lease; and

WHEREAS, Assignor and Assignee have requested that Landlord consent thereto; and

WHEREAS, Landlord is willing to do so upon the terms and conditions hereinafter stated, and provided that IM Brands, LLC, a Delaware limited liability company, executes and delivers to Landlord that certain guaranty of the Lease in the form annexed hereto as Exhibit “B” (the “Guaranty”).

NOW, THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the undersigned hereby covenant, agree and represent as follows:

1.  Assignment and Assumption. Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in and to the Lease, including, without limitation, the security deposit held thereunder, and Assignee hereby assumes, covenants and agrees to perform and to observe all of the terms, covenants, conditions and agreements set forth in the Lease on the part of the tenant therein to be fulfilled, kept, observed and performed during the term of the Lease and any renewal, extension or modification thereof.

2. Consent to Assignment. Subject to the terms and conditions hereinafter set forth, Landlord hereby consents to the above assignment and assumption of the Lease.

3. Current Personal Guarantor; Release for Increased Security; Letter of Credit. A.  Assignor and Assignee have requested that Landlord release Isaac Mizrahi (“IM”) from his Guaranty (the “IM Guaranty”) given to Landlord, pursuant to which he is personally liable under the terms of the IM Guaranty, and Landlord hereby agrees that provided and so long as Tenant has not be in default of this Lease (or, if in default, has cured such default within the applicable cure period), IM will be released from any and all obligations under the IM Guaranty with respect to all obligations of the Tenant under the Lease first arising and accruing after the date on which Assignee or IM delivers to Landlord a bank check payable to the order of Landlord, in sum sufficient to raise the security then held under the Lease to an amount equal to six (6) months of the then current rate of monthly fixed rent, which sum shall be held as additional security under the Lease in accordance with the same terms and conditions as apply to the existing security under the Lease.  In lieu of a bank check as aforesaid, Assignee may deliver a letter of credit in the required amount subject to the terms and conditions below.

B. The letter of credit shall be a clean, irrevocable and unconditional letter of credit issued by and drawn upon a commercial bank reasonably satisfactory to Landlord having retail offices within New York County, with a tangible net worth of not less than $25,000,000,000 (the “Issuing Bank”). The letter of credit shall have a term of not less than one (1) year, be in form and content satisfactory to Landlord and for the account of Landlord in the required amount. Without limiting the foregoing, (a) the letter of credit shall at all times be presentable for immediate payment within the City and County of New York, (b) the costs chargeable by the Issuing Bank for transfer of the letter of credit to any transferee of Landlord shall be for the account of Assignee (hereinafter in this subparagraph B. referred to as “Tenant”'), and (c) in no event shall the letter of credit expire prior to the date which is thirty (30) days following the date on which the Lease expires, subject to the Issuing Bank's right to issue a "Non-Renewal Notice" (as hereinafter defined) which shall give rise to Landlord's right to draw down the letter of credit as hereinafter provided. The Issuing Bank shall pay to Landlord or its duly authorized representative the face amount of the letter of credit upon presentation of the letter of credit and a certificate as specified below. Said letter of credit shall expressly provide that it shall be deemed automatically renewed without amendment, for consecutive periods of one (1) year each thereafter during the term of the Lease, until the Issuing Bank sends written notice (the "Non-Renewal Notice") to Tenant by certified mail, return receipt requested, not less than sixty (60) days next preceding the expiration date of the existing letter of credit that it elects not to have such letter of credit renewed. Additionally, the letter of credit shall provide that Landlord shall have the right, exercisable after receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented by the existing letter of credit and, in such event, Landlord will hold said proceeds as a cash security deposit until a substitute letter of credit complying with the terms hereof is provided. The letter of credit shall provide that it will be honored by the Issuing Bank upon the delivery of Landlord's sight draft and a statement signed by Landlord indicating that Landlord is entitled to draw down on the letter of credit, without inquiry by the Issuing Bank as to such statement's accuracy and regardless of whether Tenant disputes the contents of such statements. If as a result of application of all or any part of the security deposit, the amount secured by the letter of credit shall be less than the required amount, Tenant shall provide Landlord, within ten (10) days after demand, an amendment to the letter of credit or additional letter(s) of credit and/or cash in an amount equal to such deficiency. In the event Tenant is in default and the Lease is terminated, or in the event Tenant seeks protection under applicable bankruptcy laws, Landlord shall have the right to draw down and retain for the proceeds of the letter of credit on account of its damages. In the event of a sale of the land and the building or a leasing of the building or any portion thereof of which the demised premises form a part, Landlord shall transfer the letter of credit or cash security, as the case may be, to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return thereof, provided that such transferee acknowledges in writing its receipt of said security. Tenant shall cooperate in causing the letter of credit to be transferred to the vendee or lessee, including, but not limited to, such instruments as may be required by the Issuing Bank. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the letter of credit or cash security to a new owner or underlying lessor as aforesaid. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the letter of credit or monies deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

4.  No Default. Assignor and Assignee jointly and severally represent and warrant that (i) all obligations under the Lease to be performed by Landlord have been fully performed and satisfied, (ii) no circumstance or event exists which with the giving of notice or the passage of time, or both, would constitute a default by Landlord under the Lease,  (iii) no claim of offset, counterclaim or deduction to any rent or other sum due or to become due thereunder exists, and (iv) the Lease is a valid and subsisting obligation binding and enforceable against Assignee, as tenant, in accordance with its terms, as modified hereby. Assignor and Assignee jointly and severally represent and warrant that Assignee has acquired and will continue to own all or substantially all of the assets of Assignor, including, but not limited to, all of the right, title and interest in and to any intellectual property utilized in connection therewith. This Agreement shall not release Assignor from any liability under the Lease for the term thereof as the original tenant thereunder.

5.  Ratification. Except as hereinabove set forth, all of the terms, covenants and conditions of the Lease shall remain in full force and effect as heretofore written, and the Lease is hereby ratified and confirmed in every respect.

6.  Broker. Assignor and Assignee jointly and severally represent and warrant to Landlord that they have had no dealings or communications in connection with this transaction or the negotiation hereof with any broker, agent, finder or like person, and each hereby jointly and severally covenants and agrees to hold harmless, defend and indemnify Landlord and its agents from and against any and all demands, claims, actions, proceedings, judgments, costs, expenses and/or liabilities, including, without limitation, reasonable attorneys’ fee and court costs, suffered or incurred by Landlord and/or its agents, for any compensation, commissions, fees and/or charges claimed by anyone in connection with or arising from this transaction.

7.   Governing Law; Paragraph Headings; No Recording. This Agreement shall be governed by the laws of the State of New York. The headings of each paragraph are for convenience only and the provisions of this Agreement are to be construed without reference thereto. This Agreement may not be recorded.

8. Entire Agreement; Modification; Counterparts. This Agreement contains the entire understanding among the parties, and any other prior understandings or agreements of any kind, oral or written, regarding the subject matter hereof are hereby merged in this Agreement. This Agreement cannot be modified except by a writing executed by the party to be charged. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

9.  Binding Nature. This Agreement, and the terms, covenants, conditions and provisions hereof, including the Landlord’s consent herein, shall not be binding upon the Landlord unless and until (a) Landlord shall have received: (i) four (4) original counterparts of this Agreement duly executed by Assignor and Assignee, (ii) four (4) original counterparts of the Guaranty duly executed by the Guarantor, and (iii) Assignee’s or Assignor’s check in the amount of $$3,000.00 payable to the order of Levy Holm Pellegrino & Drath LLP for Landlord’s attorneys’ fees, and (b) Landlord shall have delivered to Assignee (and/or its counsel), a fully executed counterpart of this Agreement. If the check fails collection, Landlord, at its option may declare this Agreement null and void, and/or declare a default by under the Lease. Once delivered as aforesaid, this Agreement shall be binding upon the parties and their respective successors and permitted assigns.

[Balance of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth above.

Assignor:	IM Ready-Made, LLC

	By:	/s/ Marisa Gardini
	Name:	Marisa Gardini
Title:

Assignee:	Xcel Brands, Inc.

	By:	/s/ Robert D’Loren
	Name:	Robert D’Loren
	Title:	Chairman and CEO

Landlord:	Adler Holdings III, LLC

	By:	/s/ Robert Liberman
	Name:	Robert Liberman
Title:

ACKNOWLEDGMENT FOR ASSIGNOR

STATE OF NEW YORK      )
     ss.
COUNTY OF NEW YORK  )

On the ____ day of September, 2011, before me the undersigned, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within agreement and acknowledged to me that he/she/their signature(s) on the instrument, the individual(s), or person upon behalf of which the individual(s) acted, executed the instrument.

Patricia Dolan Goldman Notary

ACKNOWLEDGMENT FOR ASSIGNEE

STATE OF NEW YORK      )
     ss.
COUNTY OF NEW YORK  )

On the ____ day of September, 2011, before me the undersigned, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within agreement and acknowledged to me that he/she/their signature(s) on the instrument, the individual(s), or person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________ Notary

ACKNOWLEDGMENT FOR ASSIGNOR

STATE OF NEW YORK      )
     ss.
COUNTY OF NEW YORK  )

On the ____ day of September, 2011, before me the undersigned, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within agreement and acknowledged to me that he/she/their signature(s) on the instrument, the individual(s), or person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________ Notary

ACKNOWLEDGMENT FOR ASSIGNEE

STATE OF NEW YORK      )
     ss.
COUNTY OF NEW YORK  )

On the 27th day of September, 2011, before me the undersigned, personally appeared ROBERT D’LOREN personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within agreement and acknowledged to me that he/she/their signature(s) on the instrument, the individual(s), or person upon behalf of which the individual(s) acted, executed the instrument.

Lori Ann Shea Notary

EXHIBIT “A”

(Lease)

9/99

STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, made as of this 20th day of August, 2005, between Adler Holdings III, LLC, a New York limited liability company, having an address c/o The Adler Group, Inc., 654 Madison Avenue, New York, New York 10021, party of the first part, hereinafter referred to as "Landlord" or "Owner", and IM Ready-Made, LLC, a New York limited liability company, having an address at 475 Tenth Avenue, New York, New York 10018, party of the second part, hereinafter collectively, referred to as "Tenant".

WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the premises (hereinafter hereby called "premises", "demised premises" or "Premises") consisting of the entire rentable portion of the 4th floor, as substantially hatched on the floor plan annexed hereto as Exhibit A and made a part hereof, in the building known as 469-475 Tenth Avenue, New York, New York (hereinafter called "building" or "Building"), for the term (hereinafter called "term" or "Term") to commence on the date of substantial completion of Landlord's Work (such date, hereinafter call the "Commencement Date"), and to end on the tenth (10th) anniversary of the Rent Commencement Date, as herein defined (such date hereinafter called "Expiration Date"), or until such term shall sooner cease and expire as hereinafter provided, both dates inclusive, at an annual rental rate set forth in Article 68 hereof (hereinafter called "Rent" or "Fixed Rent"), together with all other sums of money as shall become due and payable by Tenant under this Lease (hereinafter called "additional rent" or "Additional Rent"), which Tenant agrees to pay in lawful money of the United States by check drawn on a bank or trust company which is a member of the Clearing House, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment of fixed rent, which sums shall be applied as provided hereunder from and after the expiration of the Abatement Period (as hereinafter defined).

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for general, executive and administrative offices, showroom and design and production studio (collectively, the "Primary Use"); it being agreed that Tenant shall have the right, subject to the terms, conditions and limitations contained in this Lease, ancillary to the Primary Use, to use a portion of the Premises to accommodate live audiences (the "Audience Room") during the taping of television talk shows in various parts of the Premises (the "Taping Use"), all of which uses shall in all instances be commensurate with the character and dignity of the Building as a first class building, and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner and shall not violate any provisions of this Lease.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any

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property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance. F

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever ~~including, but not limited to, Owner's own acts~~ (4) Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld (5).

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the ~~damages thereto~~ (2) shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed (1), shall be apportioned from the day ~~following~~ (H) the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty (2) and thenceforth shall cease until the date when the ~~demised premises~~ shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) ~~If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part)~~ if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate J this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim I for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to ~~such date~~ (6), and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the (8) repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the ~~demised premises are substantially ready for Tenant's occupancy~~ (3). (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. ~~Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.~~ Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times (7), to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, L or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises (8) Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and L-1 provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder. M

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(1) or such earlier date on which such repairs would have been completed but for delays (including, without limitation, delays in submitting plans) caused by Tenant
(2) public portions of the Building
(3) Owner's restoration work as provided herein is substantially completed
(4) other than the intentionally wrongful acts or gross negligence of Landlord, its agents, servant or employees
(5) or delayed
(6) the date of such casualty
(7) on reasonable notice to Tenant
(8) in the event of an emergency

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; ~~or if the demised premises become vacant or deserted~~, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, ~~after five (5) days written notice~~, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, ~~of which fact Owner shall be the sole judge~~; then in any one or more of such events, upon Owner serving a written ~~fifteen (15)~~ days notice upon Tenant specifying the nature of said default, and upon the expiration of said ~~fifteen (15)~~ days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ~~fifteen (15)~~ day period, and if Tenant shall not have diligently commenced during such default within such ~~fifteen (15)~~ day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may ~~immediately~~, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' ~~fees, in instituting, prosecuting or defending any action or proceeding~~, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected ~~the building and~~ the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. ~~Except as otherwise in this lease provided, a~~ny bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at ~~such other address as Owner shall designate by written notice.~~

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. [redacted]

~~Tenant's portion.~~ Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, ~~or for any other reason, or if any such sprinkler~~ system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making ~~fire insurance rates, or by any fire insurance company~~. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. [redacted]

Elevators, Heat, Cleaning: 31. [redacted] Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security: 32. Tenant has deposited with Owner the sum of * security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall ~~have the right to~~ transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. (1)

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given ~~in such manner as Owner may elect~~. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

LANDLORD	TENANT:
THE ADLER GROUP, INC., as Agent for ADLER HOLDINGS III, LLC	IM READY-MADE, LLC
By:______________________	By: [signature] Isaac Mizrahi, President

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF New York

On the 23rd day of August in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Isaac Mizrahi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[signature]

NOTARY PUBLIC

1) Tenant represents that its Federal I.D. Number is 14-1842723 and upon request agrees to deliver a Form W-9 or any other required form Landlord may reasonably require with respect to the security deposit.

MICHAEL G. GOLDBERG
Notary Public, State of New York
No. 02GO5023679
Qualified in New York County
Commission Expires Feb 14, 2006

*$175,000

Security: 32. Tenant has deposited with Owner the sum of * security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall ~~have the right to~~ transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given ~~in such manner as Owner may elect~~. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

LANDLORD	TENANT:
THE ADLER GROUP, INC., as Agent for ADLER HOLDINGS III, LLC	IM READY-MADE, LLC
By:____________________	By: ____________________ Isaac Mizrahi, President

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the ________ day of ________________ in the year __________, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36. (1)

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed, for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner. RR-1

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part. RR-1

9. ~~Tenant shall not obtain for use upon the demised premises ice,~~ drinking water, towel and other similar services~~, or accept barbering or bootblacking services in the demised premises~~, except from persons authorized by Owner~~, and at hours~~ and under regulations fixed by Owner. ~~Canvassing,~~ soliciting and peddling in the building is prohibited and ~~Tenant shall cooperate to prevent the same.~~

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. ~~Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.~~ Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's reasonable opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule ~~15~~ 14, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address 475 Tenth Avenue New York, NY 10018

Premises Entire 4th Floor

STANDARD FORM OF

Loft Lease

The Real Estate Board of New York, Inc.

© Copyright 1999. All rights Reserved.
Reproduction in whole or in part prohibited.

(1) Which Rules and Regulations are in addition to the Rules and Regulations annexed hereto as Exhibit B but in the event of any conflict in such Rules and Regulations, the Rules and Regulations annexed hereto as Exhibit B shall control. Landlord agrees to enforce the rules in a non-discriminatory manner.

A. if to Landlord, to:

Adler Holdings III, LLC
654 Madison Avenue
New York, New York 10021
Attention: Mr. Robert Liberman

B. if to Tenant, at the address set forth above,
Attention: Mr. Isaac Mizrahi

and the same shall be deemed delivered (A) on three (3) business days after deposited in the United States mail, or (B) the first business day following delivery to an overnight courier or (c) on the date delivered if by hand delivery. A copy of any notice (other than rent bills or rent payments) to Landlord shall also be delivered to Landlord's counsel, Patterson Belknap Webb & Tyler, LLP, 1133 Avenue of the Americas, New York, New York 10036, Attention: Hugh J. Freund, Esq. A copy of any default notice or termination notice to Tenant shall be delivered in like manner to Tenant's counsel, Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, Attention: Craig Kinosian, Esq. A notice given by counsel for Landlord or Tenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Paragraph. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Paragraph. Notwithstanding the foregoing, either party hereto may give the other party telephonic notice of the need of emergency repairs.

80. Taping Use and Audience Room. A. Subject to the terms and conditions set forth herein and provided that Tenant is not in default hereunder beyond the expiration of any applicable notice and/or cure period, the tenant named herein shall be permitted to use a portion of the Premises for the Audience Room and the Taping Use in the manner hereinafter provided. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord makes no representation or warranty as to whether the Taping Use and/or Audience Participation in the Audience Room is permitted under applicable law. Tenant acknowledges that (i) if the Taping Use and/or Audience Participation in the Audience Room is not so permitted, Tenant shall not be permitted to use any portion of the Premises for the Taping Use and/or Audience Participation in the Audience Room unless and until all insurance and legal requirements shall have been complied with and (ii) the foregoing shall not be construed as an actual or constructive eviction of Tenant, nor entitle Tenant to any abatement of Fixed Rent or additional rent, or relieve or release Tenant from any of its obligations under this Lease.

B. Any and all costs and expenses relating to the construction, operation and/or maintenance of the Audience Room and the Taping Use shall be at Tenant's sole cost and expense. The portion of the Premises used for the Audience Room shall (i) not exceed __________ [TBD] square feet, (ii) except as hereinafter provided in this Paragraph B, only be permitted to be used not more than four (4) days in any week and no more than thirty-nine (39) weeks in any calendar year and only during the Taping Use and (iii) not be permitted for any more than two shows per day and, except as hereinafter provided in this Paragraph B, during the hours of 9:30AM to 4:30PM on any such permitted days. Tenant shall provide Landlord with a proposed shooting/taping schedule (the "Shooting Schedule") for each six (6) month period with respect to the Taping Use as of a date that is not later than forty five (45) days prior to the commencement of any Taping Use period. The Shooting Schedule shall have included therewith the dates on which Tenant intends to use the Audience Room as permitted hereunder (herein, "Audience Participation"). Tenant shall have the right, subject to the limitations contained in this Article, including, without limitation, those in the second sentence of this Paragraph B, (i) to change the Shooting Schedule upon reasonable prior notice to Landlord, which notice shall not be less than five (5) business days if Audience Participation is planned and/or (ii) to request that Landlord approve extended shooting times and/or shooting days, which approval shall not be unreasonably withheld or delayed, provided, (x) Tenant is not then in default hereunder beyond the expiration of any applicable notice and/or cure period, (y) such request is given not less than five (5) business days prior to the requested extended shooting times and/or shooting days and (z) Tenant pays to Landlord within twenty (20) days of demand, as additional rent, in addition to the charges specified in this Article 80, all reasonable costs and expenses incurred by Landlord in connection with any such extended shooting times or days, including, but not limited to, overtime charges for freight elevator and other overtime services in

N/A

34

1177376v5

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

THE ADLER GROUP, INC.,
as Agent for
ADLER HOLDINGS III, LLC

By: ______________________
Name:
Title

IM READY-MADE, LLC

By: ______________________
Name: Isaac Mizrahi
Title: President

EXHIBIT B

Rules and Regulations

(follows this page)

1177376v5

GUARANTY

GUARANTY made as of the 29th  day of September, 2011, by IM Brands, LLC, a Delaware limited liability company ("Guarantor"), having its principal offices at 475 Tenth Avenue, New York NY.

W I T N E S S E T H

WHEREAS, Guarantor desires to have Adler Holdings III, LLC ("Landlord") execute that certain Assignment and Assumption with Consent (the “Consent Agreement”) relating to the assignment by IM Ready-Made, LLC (“Assignor”) to Xcel Brands, Inc., a Delaware corporation (“Assignee” and “Tenant” for purposes of this Guaranty) and Assignee’s assumption of that certain lease dated as of August 30, 2005, (the "Lease"), between Owner and Assignor, as tenant, covering certain premises (the "Premises") as described in the Lease and located in the building known as 475 Tenth Avenue, New York NY; and

WHEREAS, Owner is unwilling to execute the Consent Agreement without the guaranty of Guarantor upon the terms and conditions hereof; and

WHEREAS, Guarantor has determined that the assignment and assumption of the Lease is in the best interests of the Guarantor, and is willing to give this Guaranty as an inducement for such approval.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration received and to induce Owner to give such approval, Guarantor does hereby covenant, agree, represent and warrant as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants: (i) that the execution, delivery and performance hereof, the performance of the agreements herein contained, nor the consummation of the transactions herein contemplated, will violate any other agreement to which the Guarantor is subject; (ii) this Guaranty constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, and (iii) all approvals and consents, if any, required to be obtained to authorize the issuance of this Guaranty have been duly and validly issued and obtained.

ARTICLE II
AGREEMENT TO GUARANTEE

Section 2.1.  Obligations Guaranteed. Guarantor hereby irrevocably and unconditionally guarantees to Owner the full and prompt payment when due of all rent, additional rent and other charges, costs, expenses and damages arising under the Lease and the prompt performance, compliance and observance of all of the other terms, covenants, conditions and agreements set forth in the Lease on the part of the Assignor (as prior tenant and not released under the Lease by the Consent Agreement) and Assignee, as Tenant thereunder, to be fulfilled, kept, observed and performed, or in any other agreement between Owner and Tenant, or among Owner, Tenant and Assignor; as well as the full and lien-free completion of all of Assignor’s and Tenant's alterations and improvements to the Premises; as well as the prompt payment of all reasonable attorneys' fees and court costs suffered or incurred by Owner arising out of default by Tenant under the Lease or in connection with the enforcement of this Guaranty and collection of the amounts due hereunder (all of the foregoing being collectively referred to as the "Liabilities"). Any payments required to be made by Guarantor shall be paid upon demand in the lawful money of the United States of America. Guarantor further agrees that this Guaranty constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by Owner to:

(i)	Owner's rights against any other person including Tenant, or any other guarantor; or

(ii)	any other right or remedy available to Owner by contract, applicable law or otherwise

It is the intent of this Guaranty that Owner shall have resort to Guarantor without resorting to any remedy and without demand to it.

Section 2.2.  Obligations Unconditional.  The obligations of the Guarantor under this Guaranty shall be joint and several, absolute and unconditional, and shall remain in full force and effect so long as Tenant remains liable with respect to all or any portion of the Lease.  An assignment of the Lease or any subletting thereunder shall not release or relieve the undersigned from its liability hereunder. Owner, may, from time to time, without notice to the undersigned: (a) retain or obtain the primary or secondary liability of any party or parties now or hereafter liable, in addition to the undersigned, with respect to any of the Liabilities, (b) release, waive or compromise any liability of any other party or parties primarily or secondarily liable on any of the Liabilities, (c) release or impair any security interest or lien, if any, in all or any property securing any of the Liabilities or any obligation hereunder and permit any substitution or exchange for any such property, and (d) resort to the undersigned for payment of any of the Liabilities, whether or not Owner shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any of the undersigned or against Tenant or any other party primarily or secondarily liable on any of the Liabilities.  No such action or failure to act by Owner shall affect Guarantor's liability hereunder in any manner whatsoever. Any amount received by Owner or Owner from whatsoever source and applied by it toward the payment of the Liabilities shall be applied in such order of application as Owner may from time to time elect.

The undersigned hereby expressly waives: (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of the Liabilities, whether or not such notice is required to be given to Tenant under the terms of the Lease, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) any benefit of valuation, appraisement, homestead or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (e) all diligence in collection, perfection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing.

No delay on the part of Owner in the exercise of any right or remedy shall operate as a waiver thereof, and no final or partial exercise by Owner of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy.

The validity of this Guaranty and the obligations of the undersigned hereunder shall not be terminated, affected or impaired by reason of any action which any party may take or fail to take against Tenant or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Owner in the Lease, or otherwise, or by reason of the bankruptcy or insolvency of Tenant and whether or not the term of said Lease shall terminate by reason of said bankruptcy or insolvency.

Section 2.3  Waiver of Subrogation.  If and so long as Tenant may be in default of any of the obligations under the Lease, and until Owner, without payment or contribution, is relieved of all responsibilities with respect to the Lease and the Liabilities guaranteed hereby, any and all rights and claims of the Guarantor against Tenant or any of its property in connection with claims arising out of any payment made by the Guarantor pursuant to this Guaranty, including but not limited to claims pursuant to rights of subrogation, are hereby waived.

Section 2.4  Preferences, etc.  If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Liabilities guaranteed hereby, Owner is for any reason compelled to surrender such payment or proceeds to any person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the obligations guaranteed hereby or part thereof intended to be satisfied shall be revived and continue and this Guaranty shall continue in full force as if such payment or proceeds had not been received by Owner and the Guarantor shall be liable to pay to Owner, and hereby does indemnify Owner and hold it harmless for, the amount of such payment or proceeds surrendered.  The provisions of this paragraph shall survive the termination of this Guaranty.

ARTICLE III
NOTICE OF SERVICE OF PROCESS PLEADINGS AND OTHER PAPERS

Section 3.1.  Service of Process and Notice.  All notices to be given to Guarantor hereunder, including, but not limited to, process, pleadings or other papers, shall be deemed sufficiently served for all purposes on the third (3) business day after the same are mailed to Guarantor at the address first set forth above. Notices to Owner shall be sent in the same manner to the address for Guarantor set forth above.

Section 3.2.  Consent of Jurisdiction.  The Guarantor irrevocably and unconditionally:

(a)           agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought by Owner in the Supreme Court of the State of New York or the United States District Court  (Southern District of New York), each as exists in the County of New York, and that such courts shall have in personam jurisdiction of the Guarantor in any such suit, action or other legal proceeding;

(b)           consents to the jurisdiction of each such court in any such suit, action or other legal proceeding; and

(c)           waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

Guarantor further agrees that it shall not bring any suit, action or other legal proceeding against or otherwise involving the Lease and/or this Guaranty in any court or venue other than the aforesaid courts.

ARTICLE IV
MISCELLANEOUS

Section 4.1                      Remedies Not Exclusive.  No remedy herein conferred upon or reserved to Owner is intended to be exclusive of any other available remedy given under this Guaranty or hereafter existing at law or in equity.  No delay or failure to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In the event any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by Owner, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of the Guaranty shall be established by conduct, custom, or course of dealing, but solely by an instrument in writing duly executed by Owner and Guarantor.

Section 4.2                      Severability.  The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections of this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

Section 4.3                      Applicable Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

Section 4.4                      Successors and Assigns.  This Guaranty shall be binding upon, and be enforceable against the Guarantor and its successor and assigns, and shall inure to the benefit of Owner and its successors and assigns.

Section 4.5                      Entire Agreement.  This Guaranty sets forth the entire agreement of Guarantor and Owner and supersedes any and all other understandings (whether oral or written) between them.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

IM Brands, LLC

By:	/s/ Robert D’Loren
Print Name:	ROBERT D’LOREN
Print Title:	Chairman and CEO

ACKNOWLEDGMENT

STATE OF NEW YORK                     )
                                           :  ss.:
COUNTY OF NEW YORK                 )

On the 27th day of September, 2011, before me, the undersigned, personally appeared ROBERT D’LOREN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Lori Ann Shea Notary Public